UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2014

SPX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6948	38-1016240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 752-4400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2014, SPX Corporation (the “Company”) amended certain of its non-qualified pension and savings plans (collectively, the “Plans”) to conform to December 2, 2013 amendments to Change of Control Agreements between the Company and each officer of the Company.

The Plans were amended to:

•                  Revise the definition of a “change of control” to increase the ownership threshold at which a change of control will be deemed to take place and require consummation of a business combination (rather than only shareholder approval) to trigger a change of control;

•                  Remove excise tax gross-up provisions; and

•                  Effect other minor changes.

The amendments are effective as of March 10, 2014.

The preceding description of the amendments is qualified in its entirety by reference to the amendments, each filed as an exhibit to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to the SPX Corporation Supplemental Retirement Savings Plan

10.2	Amendment to the SPX Corporation Supplemental Individual Account Retirement Plan

10.3	Amendment to the SPX Corporation Supplemental Retirement Plan for Top Management

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: February 28, 2014	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the SPX Corporation Supplemental Retirement Savings Plan

10.2	Amendment to the SPX Corporation Supplemental Individual Account Retirement Plan

10.3	Amendment to the SPX Corporation Supplemental Retirement Plan for Top Management